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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported): APRIL 2, 2004 (APRIL 1, 2004)

                            GLOBALSANTAFE CORPORATION
             (Exact name of registrant as specified in its charter)

       CAYMAN ISLANDS                     1-14634                98-0108989
(State or other jurisdiction     (Commission File Number)       (IRS Employer
      of incorporation)                                      Identification No.)

                15375 MEMORIAL DRIVE,
                     HOUSTON, TEXAS                     77079-4101
        (Address of principal executive offices)        (Zip Code)

       Registrant's telephone number, including area code: (281) 925-6000

                         ------------------------------

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ITEM 5.           OTHER EVENTS.

                  On April 2, 2004, GlobalSantaFe Corporation ("GlobalSantaFe") announced the execution of a Purchase Agreement dated April 1, 2004 between GlobalSantaFe and certain of its affiliates and Precision Drilling Corporation ("Precision") and certain of its affiliates for the sale to Precision of GlobalSantaFe's land drilling business for $316.5 million in cash. The transaction is anticipated to be completed during the second quarter of 2004. The press release announcing the transaction is filed herewith as Exhibit 99.2 and incorporated by reference.

                  The completion of the transaction is subject to a number of customary closing conditions.

                  The foregoing description of the transaction is qualified in its entirety by reference to the terms of the agreement, which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS.

                  (c)      Exhibits.

                  The following exhibits are filed herewith:

                  99.1     Purchase Agreement dated April 1, 2004.

                  99.2 Press Release issued April 2, 2004 regarding the execution of the Purchase Agreement.

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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              GLOBALSANTAFE CORPORATION

Date: April 2, 2004                           By: /s/ Anil Shah
                                                  ------------------------------
                                                  Anil Shah
                                                  Vice President and Treasurer

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                                  EXHIBIT INDEX

EXHIBIT NUMBER    EXHIBIT DESCRIPTION

99.1              Purchase Agreement dated April 1, 2004.

99.2 Press Release issued April 2, 2004 regarding the execution of the Purchase Agreement.